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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 15, 2002



                               -------------------



                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                          1-11415             13-3465896
  (State or other jurisdiction of    (Commission File No.)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)



         ONE CENTENNIAL AVENUE, P.O. BOX 6820, PISCATAWAY, NJ 08855-6820
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 980-6000




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ITEM 5.  OTHER EVENTS

(a)      Settlement of Tax Proceeding.

         As described in Note 8 (Income Taxes) to the Consolidated Financial Statements of its 2000 Annual Report and in corresponding notes to annual reports for several preceding years, American Standard Companies Inc. (the "Company") has been in discussions and negotiations with The State Finance Administration for the North Rhine-Westphalia, Germany (the "German Tax Authority") concerning certain tax issues covering the years 1984-1994. For the years 1984-1990, the Company received a tax assessment from the German Tax Authority in the amount of $90 million. For years 1991-1994, the Company anticipated a further assessment for an amount substantially greater than that assessed for 1984-1990. On January 15, 2002, the Company favorably settled all issues for all years (1984-1994) for a current cash payment of approximately $55 million. Since the Company has adequately reserved for all issues, the settlement will have no profit and loss impact.



         INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS. Certain of the statements contained in this report, including, without limitation, statements as to management's good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             AMERICAN STANDARD COMPANIES INC.


                                             By:/S/G. PETER D'ALOIA
                                                --------------------------------
                                             Name:  G. Peter D'Aloia
                                             Title: Senior Vice President &
                                                    Chief Financial Officer


DATE: January 17, 2002